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                                                                   EXHIBITS 23.1

               Consent of Independent Certified Public Accountants


We consent to the incorporation by reference in the Registration Statement (Form S-8 No.333-38285) pertaining to Vision Twenty-One, Inc. 1996 Stock Incentive Plan of our report dated March 5, 1998, with respect to the combined financial statements of MEC Health Care, Inc. and LSI Acquisition, Inc. at
November 30, 1997 and for the eleven-month period then ended, which is included in the Vision Twenty-One, Inc. Form 8-K/A and filed with the Securities and Exchange Commission.


/s/ Ernst & Young LLP
Tampa, Florida
March 16, 1998